As filed with the Securities and Exchange Commission on March 1, 2004
                    Registration Nos. 333-113180, 333-105072, and 333-27469

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                    __________________________________

                      POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
                    ___________________________________

                            Temple-Inland Inc.
          (Exact name of registrant as specified in its charter)

     Delaware                                        75-1903917
(State or other jurisdiction of           (IRS Employer Identification No.)
 incorporation or organization)

                        1300 MoPac Expressway South
                            Austin, Texas 78746
       (Address of principal executive offices, including Zip code)

                            Temple-Inland Inc.
                         1997 Stock Option Plan ,
                            Temple-Inland Inc.
                        2001 Stock Incentive Plan,
                                    and
                            Temple-Inland Inc.
                         2003 Stock Incentive Plan
                         (Full title of the plan)

                         J. Bradley Johnston, Esq.
                            Temple-Inland Inc.
                        1300 MoPac Expressway South
                           Austin, Texas  78746
                              (512) 434-5800
                   (Name, address, and telephone number,
                including area code, of agent for service)

                           EXPLANATORY STATEMENT

This Post-Effective Amendment to Registration Statement constitutes (1) Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-113180, filed March 1, 2004, (2) Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-105072, filed May 8, 2003, and
(3) Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-27469, filed May 20, 1997. This Post-Effective Amendment is being filed solely for the purpose of permitting the resale of control securities to be acquired by selling security holders under our 1997 Stock Option Plan, our 2001 Stock Incentive Plan, and our 2003 Stock Incentive Plan pursuant to the reoffer prospectus that forms a part of this Post-Effective
Amendment.   The reoffer prospectus contained herein is intended  to  be  a combined prospectus under Rule 429 of the Securities Act of 1933, and has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reoffers or resales of the shares that have been or will be acquired by the selling stockholders.

REOFFER PROSPECTUS

                        7,442,996 SHARES

                      [TEMPLE-INLAND LOGO]

                          COMMON STOCK



            Temple-Inland Inc. 1997 Stock Option Plan
          Temple-Inland Inc. 2001 Stock Incentive Plan
          Temple-Inland Inc. 2003 Stock Incentive Plan


     This reoffer prospectus relates to the resale of up to 7,442,996 shares of common stock of Temple-Inland Inc. that may be offered from time to time by the selling stockholders. The shares have been acquired, or will be acquired, by the selling stockholders upon the exercise of stock options. The stock options were awarded, or will be awarded, to the selling stockholders pursuant to either the Temple-Inland Inc. 1997 Stock Option Plan, the Temple-Inland Inc. 2001 Stock Incentive Plan, or the Temple-Inland Inc. 2003 Stock Incentive Plan.

     The selling stockholders may sell all or a portion of their shares from time to time through public or private transactions, directly or through brokers or otherwise, and at prevailing market prices or privately negotiated prices. We will not receive any proceeds from sales by selling stockholders.

     Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TIN." The last reported sale price of our common stock on February 26, 2004, was $64.25 per share.

          INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
             SEE "RISK FACTORS" BEGINNING ON PAGE 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.





      THE DATE OF THIS REOFFER PROSPECTUS IS MARCH 1, 2004

                        TABLE OF CONTENTS



                                                        PAGE
                                                        ----
The Company............................................   1
Risk Factors...........................................   2
Cautionary Statement About Forward-Looking Statements..   5
Use of Proceeds........................................   6
Plan of Distribution and Selling Stockholders..........   6
Interests of Named Experts and Counsel.................   7
Incorporation of Certain Documents by Reference........   7
Where You Can Find More Information....................   8
Experts................................................   9





YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS REOFFER PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS REOFFER PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS REOFFER PROSPECTUS.

                           THE COMPANY

     Temple-Inland Inc. is a holding company that, through its subsidiaries, operates three business segments:

     * corrugated packaging, which provided 58 percent of our consolidated net revenues for 2003, is a vertically integrated corrugated packaging operation that consists of:
            -    five linerboard mills,
            -    one corrugating medium mill, and
            -    79 converting and other facilities;

     * forest products, which provided 17 percent of our consolidated net revenues for 2003, manages our forest resources of approximately two million acres of timberland in Texas, Louisiana, Georgia, and Alabama, and manufactures a wide range of building products, including:
            -    lumber,
            -    particleboard,
            -    medium density fiberboard,
            -    gypsum wallboard, and
            -    fiberboard; and

     * financial services, which provided 25 percent of our consolidated net revenues for 2003, provides financial services in the areas of:
            -    consumer and commercial banking,
            -    mortgage banking,
            -    real estate development, and
            -    insurance brokerage.

     Temple-Inland Inc. is a Delaware corporation that was organized in 1983. Its significant subsidiaries are:
     * Inland Container Corporation I, a corrugated packaging holding company,
     * Inland Paperboard and Packaging, Inc. ("Inland"), which together with Gaylord Container Corporation, operates our corrugated packaging segment,
     * Gaylord Container Corporation ("Gaylord"),
     * Temple-Inland Forest Products Corporation ("Temple-Inland FPC"), which operates our forest products segment,
     * Temple-Inland Financial Services Inc., a financial services holding company,
     * Guaranty Holdings Inc. I, a financial services holding company,
     * Guaranty Bank ("Guaranty"), our savings bank, and
     * Guaranty Residential Lending, Inc., which operates our mortgage banking business.

     Our principal executive offices are located at 1300 MoPac
Expressway South, Austin, Texas 78746. Our telephone number is
(512) 434-5800. Additional information about us may be obtained from our Internet website, the address of which is http://www.templeinland.com.

                          RISK FACTORS

     In considering whether to purchase our common stock, you should carefully consider all the information we have included or incorporated by reference in this reoffer prospectus and any reoffer prospectus supplement. In particular, you should carefully consider the risk factors described below.

THE INDUSTRIES IN WHICH WE OPERATE ARE HIGHLY COMPETITIVE.

     All of the industries in which we operate are highly competitive. No single company is dominant in any of our industries.

     Our corrugated packaging competitors include large, vertically integrated packaging products companies and numerous smaller companies. Because these products are globally traded commodities, the industries in which we compete are particularly sensitive to price fluctuations as well as other factors including innovation, design, quality and service, with varying emphasis on these factors depending on the product line. To the extent that one or more of our competitors become more successful with respect to any key competitive factor, our business could be materially adversely affected. Although corrugated packaging is dominant in the national distribution process, our products also compete with various other packaging materials, including products made of paper, plastics, wood and various types of metal.

     In the building materials markets, our forest products segment competes with many companies that are substantially larger and have greater resources in the manufacturing of building materials.

     The financial services industry is also a highly competitive business, and a number of entities with which we compete have greater resources than we do. Our financial services segment competes with commercial banks, savings and loan associations, mortgage banks and other lenders in its mortgage banking and savings bank activities, and with real estate investment and management companies in its real estate activities.

OUR RESULTS ARE AFFECTED BY THE COST OF CERTAIN RAW MATERIALS AND
ENERGY.

     Virgin wood fiber and recycled wood fiber, including old corrugated containers, are the principal raw materials used in the manufacture of our corrugated packaging products. The portion of our virgin fiber requirements that do not come from our timberland or that are not produced as a by-product from our forest products operations (approximately 40 percent of our needs in 2003) are purchased in highly competitive, price sensitive markets. The price for these materials has historically fluctuated on a cyclical basis and has often depended on a variety of factors over which we have no control, including environmental and conservation regulations, natural disasters, the price and level of imported fiber and the continuation of any applicable tariffs and weather. In addition, the increase in demand of products manufactured, in whole or in part, from recycled fiber, including old corrugated containers, has caused an occasional tightness in the supply of recycled fiber. It may also cause a significant increase in the cost of such fiber used in the manufacture of recycled containerboard and related products. Such costs are likely to continue to fluctuate. While we have not experienced any significant difficulty in obtaining wood fiber and recycled fiber in economic proximity to our mills, this may not continue to be the case for any or all of our mills.

     The cost of producing our products is also sensitive to the price of energy. While we have attempted to contain energy costs through internal generation and in some instances the use of by-products from our manufacturing processes as fuel, no assurance can be given that such efforts will be successful in the future or that energy prices will not rise to levels that would have a material adverse effect on our financial condition or results of operations.

THE CORRUGATED PACKAGING AND FOREST PRODUCTS INDUSTRIES ARE
CYCLICAL IN NATURE AND EXPERIENCE PERIODS OF OVERCAPACITY.

     The operating results of our corrugated packaging and forest products segments reflect each such industry's general cyclical pattern. While the cycles of each industry do not necessarily coincide, demand and prices in each tend to decline in an economic downturn. Further, each industry has experienced substantial overcapacity in recent years. Both industries are capital intensive, which leads to high fixed costs and generally results in continued production as long as prices are sufficient to cover marginal costs. These conditions have contributed to substantial price competition and volatility in the industries, even when demand was strong. Any increased production by our competitors could further depress prices for our products. From time to time, we have closed certain of our facilities or have taken downtime based on prevailing market demand for our products and may continue to do so, reducing our total production levels. Certain of our competitors have also temporarily closed or reduced production at their facilities, but can reopen and/or increase production capacity at any time, which could exacerbate the overcapacity in the industries and depress prices.

OUR MANUFACTURING ACTIVITIES ARE SUBJECT TO ENVIRONMENTAL
REGULATIONS AND LIABILITIES THAT COULD HAVE A NEGATIVE EFFECT ON
OUR OPERATING RESULTS.

     Our operations are subject to federal, state and local provisions regulating the discharge of materials into the environment and otherwise related to the protection of the environment. Compliance with these provisions has required us to invest substantial funds to modify facilities to ensure compliance with applicable environmental regulations. In our most recent Annual Report on Form 10-K filed with the SEC, we provided certain estimates of expenditures we expect to make for environmental compliance in the next few years. See "Where You Can Find More Information." However, we could incur additional significant expenditures due to changes in law or the discovery of new information, and such expenditures could have a material adverse effect on our financial condition and results of operations.

     Our subsidiary, Gaylord Chemical Corporation, entered into a settlement agreement relating to a mass toxic tort and insurance coverage action arising from an accident involving the explosion of a rail car in Bogalusa, Louisiana in 1995. This agreement is subject to judicial review and approval. Failure to obtain such approval could reopen this litigation, a negative outcome in the final adjudication of which could have a material adverse effect on our financial condition and results of operation.

OUR FINANCIAL SERVICES SEGMENT OPERATES IN A HIGHLY REGULATED
ENVIRONMENT AND MAY BE ADVERSELY AFFECTED BY CHANGES IN FEDERAL
AND LOCAL LAWS AND REGULATIONS.

     Our financial services segment is subject to regulation, supervision and examination by federal and state banking authorities. The regulations enforced by these authorities are intended to protect customers and federal deposit insurance funds, not creditors, shareholders or other security holders. Regulations affecting banks and financial services companies are continuously changing, and any change in applicable regulations or federal or state legislation could have a negative effect on our financial services segment. Further, regulators have significant discretion and power to prevent or remedy unsafe or unsound practices or violations of laws by federal savings banks and their holding companies (including the power to appoint a conservator or receiver for the bank) or to require changes in various aspects of their operation at any time, including restrictions on the payment of dividends to the parent company. Any exercise of such regulatory discretion could have a negative effect on our financial condition or results of our operations. Moreover, many of our non-bank competitors are not subject to the same degree of regulation as we are, and thus, they may have advantages over us in providing certain services.

IF OUR ALLOWANCE FOR LOAN LOSSES IS NOT SUFFICIENT TO COVER
ACTUAL LOAN LOSSES, THE INCOME FROM OUR FINANCIAL SERVICES GROUP
COULD DECREASE.

     Our loan customers may fail to repay their loans according to the terms of these loans, and the collateral securing the payment of these loans may be insufficient to assure repayment. Such loan losses could have a material adverse effect on our operating results. We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the size of the allowance for loan losses, we rely on our experience and our evaluation of economic conditions. If our assumptions prove to be incorrect, our current allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio and adjustments may be necessary that would have a material adverse impact on the income of our financial services segment.

     In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize additional loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory agencies could have a material adverse effect on the income of our financial services segment.

FLUCTUATIONS IN INTEREST RATES COULD REDUCE OUR PROFITABILITY.

     A major element of the income of our financial services segment is its net interest income, which consists largely of the difference between interest earned on loans and investments and the interest paid on deposits and borrowings. We expect to experience periodic "gaps" in the interest rate sensitivities of our assets and liabilities, meaning that either our interest-bearing liabilities will be more sensitive to changes in market interest rates than our interest-earning assets, or vice versa. In either event, if market interest rates should move contrary to our position, our net interest margin and, consequently, our net income may be negatively affected.

     We cannot predict fluctuations of market interest rates, which are affected by, among other factors, changes in the following:

  *    inflation rates;
  *    levels of business activity;
  *    unemployment levels;
  * monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve;
  *    money supply; and
  *    domestic and foreign financial markets.

DECREASED GROWTH RATES IN TRADITIONAL DEPOSITS MAY RESULT IN THE
NEED TO FUND LOAN GROWTH WITH HIGHER-COST SOURCES.

     As with the rest of the financial services industry, we have seen decreased growth rates in traditional deposits as consumers elect other savings and investment opportunities. Continued slow growth in traditional deposits would likely result in the need to fund loan growth in part with higher-cost funding sources, which may contribute to decreases in our net interest margin. This in turn may negatively affect the income of our financial services segment.

WE RELY ON OUR SUBSIDIARIES FOR OUR CASH FLOW.

     We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Our principal asset is our stock ownership in our subsidiaries. As a result, our cash flow and our ability to service our debt depends upon the earnings of our subsidiaries and their payment of dividends, extension of loans or advances by our subsidiaries to us.

     Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

      CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     This reoffer prospectus contains and incorporates by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties and are identified by their use of terms and phrases such as "believe," "anticipate," "could," "estimate," "intend," "may," "plan,"

"expect" and similar expressions, including references to assumptions. Such forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC and press releases or oral statements made by our management. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. You should not place undue reliance on these forward- looking statements, which reflect our management's analysis, judgment, belief or expectation only as of the date of this reoffer prospectus.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for these forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to:

     *  general economic, market or business conditions;
     * the opportunities (or lack thereof) that may be presented to and pursued by Temple-Inland and its subsidiaries;
     * the availability and price of raw materials used by Temple-Inland and its subsidiaries;
     *  competitive actions by other companies;
     *  changes in laws or regulations;
     * the accuracy of certain judgments and estimates concerning the integration of acquired operations;
     * the accuracy of certain judgments and estimates concerning our consolidation and supply chain initiatives; and
     *  other factors, many of which are beyond our control.

                         USE OF PROCEEDS

     We will not receive any proceeds from sales of common stock by the selling stockholders under this reoffer prospectus.

          PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

     This reoffer prospectus relates to the resale from time to time of up to 7,442,996 shares of our common stock by the selling stockholders. The shares have been acquired, or will be acquired, by the selling stockholders upon the exercise of stock options. The stock options were awarded, or will be awarded, to the selling stockholders pursuant to either the Temple-Inland Inc. 1997 Stock Option Plan, the Temple-Inland Inc. 2001 Stock Incentive Plan, or the Temple-Inland Inc. 2003 Stock Incentive Plan.

     The selling stockholders may sell shares of common stock through dealers, through agents or directly to one or more purchasers. The distribution of the shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions):

     * on any national stock exchanges on which the common stock may be traded from time to time in transactions that may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges,
     * in the over-the-counter market, or
     * in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions.

     Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may effect such transactions by selling shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or commissions from purchasers of the shares for whom they may act as agent. The selling stockholders and any broker-dealers or agents that participate in the distribution of shares by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

     We will supplement this reoffer prospectus from time to time to provide the names and other information about selling stockholders.

             INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters with respect to this offering of common stock have been passed on for us by J. Bradley Johnston, our General Counsel. As of February 27, 2004, Mr. Johnston beneficially owned approximately 25,988 shares of our common stock, including options exercisable within 60 days to purchase 21,025 shares of common stock.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" into this reoffer prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this reoffer prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into this reoffer prospectus, the subsequent information will also become part of this reoffer prospectus and will supersede the earlier information.

     We are incorporating by reference the following documents that we have filed with the SEC:

  *  our Annual Report on Form 10-K for the year ended January 3,
     2004; and
  * the description of our common stock, which is registered under Section 12 of the Exchange Act, contained in the Registration Statement on Form 8-A filed with the SEC on December 7, 1983, which incorporates by reference the description of our common stock contained in the Registration

     Statement on Form S-1 (No. 33-7091) under the heading
     "Description of Common Stock," including any amendment or report filed for the purpose of updating such description.

     We are also incorporating by reference into this reoffer prospectus all of our future filings with the SEC under Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act.

     You may obtain a copy of any of our filings that are incorporated by reference, at no cost, by contacting us at:

                    Temple-Inland Inc.
                    1300 MoPac Expressway South
                    Austin, Texas 78746
                    Attention:  Investor Relations
                    Telephone: (512) 434-5800

               WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any document we file with the SEC, including the registration statement, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC.

     In addition, Temple-Inland's common stock is listed on the New York Stock Exchange and the Pacific Exchange and such reports and other information concerning Temple-Inland may also be inspected at their offices at 20 Broad Street, New York, New York 10005 and 301 Pine Street, San Francisco, California 94104, respectively. Our common stock's ticker symbol is "TIN."

     We provide access through our website,
http://www.templeinland.com, to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, including amendments to these reports, and other documents as soon as reasonably practicable after we file them with the SEC. In addition, beneficial ownership reports filed by officers, directors and principal security holders under Section 16(a) of the Securities Exchange Act of 1934, as amended, are also available through our website. We will also provide printed copies of any of these documents to any shareholder upon request.

     We have filed with the SEC a Registration Statement on Form S-8 under the Securities Act with respect to the sale of common stock described in this reoffer prospectus. As permitted by SEC rules, this reoffer prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

     You should rely only on the information provided in this reoffer prospectus or incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this reoffer prospectus is accurate as of any date other than the date on the first page of this reoffer prospectus. We are not making this offer of securities in any state or country in which the offer or sale is not permitted.


                             EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 3, 2004, as set forth in their report, which is incorporated by reference in this reoffer prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following documents filed by Temple-Inland Inc. ("Temple-Inland") with the Securities and Exchange Commission (the
"Commission") are hereby incorporated herein by reference and shall be deemed a part hereof:

     * Annual Report on Form 10-K for the year ended January 3,
       2004; and
     * The description of Temple-Inland's common stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in the Registration Statement on Form 8-A filed with the Commission on December 7, 1983, which incorporates by reference the description of Temple-Inland's common stock contained in the Registration Statement on Form S-1 (No. 33-7091) under the heading "Description of Common Stock," including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Temple-Inland with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities.

     Not applicable.

Item 5.        Interests of Named Experts and Counsel.

     Certain legal matters with respect to this offering of common stock have been passed on for us by J. Bradley Johnston, our General Counsel. As of February 27, 2004, Mr. Johnston beneficially owned approximately 25,988 shares of our common stock, including options exercisable within 60 days to purchase 21,025 shares of common stock.

Item 6.        Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

     A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Temple-Inland's Certificate of Incorporation, as amended, eliminates director liability for monetary damages arising from any breach of the director's duty of care.

     Article VI of Temple-Inland's By-Laws generally provides that, subject to certain limitations, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed legal action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer or employee of Temple-Inland or is or was a director, officer or employee of Temple-Inland or a direct or indirect wholly-owned subsidiary of Temple-Inland (except Guaranty Bank and its subsidiaries) or is or was serving at the request of the corporation as a director, officer, employee or agent of any such subsidiary or another company, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the corporation, to the full extent authorized by the DGCL, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Temple-Inland (and with respect to a criminal action, had no reason to believe his conduct was unlawful); except that with respect to actions brought by or in the right of Temple-Inland, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudicated to be liable to Temple-Inland, unless and only to the extent that the applicable court determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Such indemnification shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Article VI provides that Temple-Inland may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to Temple-Inland of an undertaking, by or on behalf of such director, officer, employee or agent to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article VI.

     Both the DGCL and Article VI of Temple-Inland's By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. Temple-Inland has entered into indemnification agreements with each of its directors that are intended to assure the directors that they will be indemnified to the fullest extent permitted by Delaware law.

     Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. Under an insurance policy maintained by Temple-Inland, Temple-Inland is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity, and each such director and officer is insured against certain losses that he may incur by reason of his being a director or officer and for which he is not indemnified by Temple-Inland.

Item 7.        Exemption From Registration Claimed.

     Not applicable.

Item 8.        Exhibits.


Exhibit
Number     Exhibit
-------    -------
4.01    -  Certificate of Incorporation of Temple-Inland (1),
           as amended effective May 4, 1987 (2), as amended effective May 4, 1990 (3)
4.02    -  By-laws  of the Company as amended and restated  May
           2, 2002(4)
4.03    -  Form  of  Specimen Common Stock Certificate  of  the
           Company(5)
4.04    -  Certificate of Designation, Preferences and Rights
           of Series A Junior Participating Preferred Stock, dated February 16, 1989(6)
4.05    -  Rights Agreement, dated February 20, 1999, between
           the Company and First Chicago Trust Company of New York, as Rights Agent(7)
4.06    -  Temple-Inland Inc. 1997 Stock Option  Plan  (8),  as
           amended May 7, 1999 (9)
4.07    -  Temple-Inland Inc. 2001 Stock Incentive Plan (10)
4.08    -  Temple-Inland Inc. 2003 Stock Incentive Plan (11)
5.01    -  Opinion of J. Bradley Johnston, Esq., General
           Counsel of the Registrant, as to validity of Common Stock being registered (12)
23.01   -  Consent of Independent Auditors (Ernst & Young  LLP)
           (13)
23.02   -  Consent of Counsel (J. Bradley Johnston, Esq.)
           (included in his opinion filed as Exhibit 5.01) (12)
24.01   -  Powers of Attorney for Directors (12)

------------------

     (1) Incorporated by reference to Registration Statement No. 2-87570 on Form S-1 filed by Temple-Inland with the Commission.
     (2) Incorporated by reference to Post-Effective Amendment No. 2 to the Registration Statement No. 2-88202 on Form S-8 filed by Temple-Inland with the Commission.
     (3) Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement No. 33-25650 on Form S-8 filed by Temple-Inland with the Commission.
     (4) Incorporated by reference to the Company's Form 10-Q for the period ended September 28, 2002.

     (5) Incorporated by reference to the indicated Exhibit filed with Registration Statement No. 33-27286 on Form S-8 filed by Temple-Inland with the Commission.
     (6) Incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed by Temple-Inland with the Commission.
     (7) Incorporated by reference to the Registration Statement on Form 8A, filed by Temple-Inland with the Commission on February 19, 1999.
     (8) Incorporated by reference to the Company's Definitive Proxy Statement prepared in connection with the annual meeting of stockholders held May 2, 1997, and filed with the Commission on March 17, 1997.
     (9) Incorporated by reference to the Company's Definitive Proxy Statement prepared in connection with the annual meeting of stockholders held May 7, 1999, and filed with the Commission on March 26, 1999.
     (10) Incorporated by reference to Appendix A of the Company's Definitive Proxy Statement prepared in connection with the annual meeting of stockholders held May 4, 2001, and filed with the Commission on March 23, 2001.
     (11) Incorporated by reference to Appendix A of the Company's Definitive Proxy Statement prepared in connection with the annual meeting of stockholders held May 2, 2003, and filed with the Commission on March 31, 2003.
     (12) Previously filed
     (13) Filed herewith.

Item 9.        Undertakings.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   To include any prospectus required by Section
          10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Temple-Inland pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 1st day of March 2004.

                                TEMPLE-INLAND INC.
                                   (Registrant)

                                 By:   /s/ Kenneth M. Jastrow, II
                                     ---------------------------------
                                           Kenneth M. Jastrow, II
                                           Chairman of the Board and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.





        Signature                  Capacity                            Date
        ---------                  --------                            ----

/s/ Kenneth M. Jastrow, II        Director, Chairman of the Board,     March 1, 2004
--------------------------------  and Chief Executive Officer
Kenneth M. Jastrow, II

/s/ Randall D. Levy               Chief Financial Officer              March 1, 2004
--------------------------------
Randall D. Levy


/s/ Louis R. Brill                Vice President and Chief             March 1, 2004
--------------------------------  Accounting Officer
Louis R. Brill

/s/ Paul M. Anderson*             Director                             March 1, 2004
--------------------------------
Paul M. Anderson


/s/ Afsaneh Mashayekhi Beschloss* Director                             March 1, 2004
--------------------------------
Afsaneh Mashayekhi Beschloss

/s/ Donald M. Carlton*            Director                             March 1, 2004
--------------------------------
Donald M. Carlton

/s/ Robert Cizik*                 Director                             March 1, 2004
--------------------------------
Robert Cizik


/s/ Anthony M. Frank*             Director                             March 1, 2004
--------------------------------
Anthony M. Frank


/s/ James T. Hackett*             Director                             March 1, 2004
--------------------------------
James T. Hackett


/s/ Bobby R. Inman*               Director                             March 1, 2004
--------------------------------
Bobby R. Inman


/s/ James A. Johnson*             Director                             March 1, 2004
--------------------------------
James A. Johnson


/s/ W. Allen Reed*                Director                             March 1, 2004
--------------------------------
W. Allen Reed


/s/ Herbert A. Sklenar*           Director                             March 1, 2004
--------------------------------
Herbert A. Sklenar






/s/ Arthur Temple III*            Director                             March 1, 2004
--------------------------------
Arthur Temple III


/s/ Larry E. Temple*              Director                             March 1, 2004
--------------------------------
Larry E. Temple



     *By:    /s/ Leslie K. O'Neal
          ---------------------------
      Name:   Leslie K. O'Neal
      Title:  Attorney-in-fact

                        INDEX TO EXHIBITS

  Exhibit                                               Page
  No.     Description                                   No.
  ------- -------------------------                     ----
  23.01   Consent of Independent Auditors (Ernst &       21
          Young LLP)